August 27, 2010

Cincinnati Financial Corporation
CFC Investment Company
6200 South Gilmore Road
Fairfield, OH  45014

Attn:	Eric Mathews Vice President and Principal Accounting Officer

Re:           Renewal of Expiration Date for $75,000,000 Committed Line of Credit

Dear Mr. Mathews:

We are pleased to inform you that your committed line of credit has been renewed.  The Expiration Date, as set forth in that certain Letter Agreement dated August 31, 2009, and in the Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from August 29, 2010 to August 28, 2011, effective on August 30, 2010.  All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect, including pricing and fees.

It has been a pleasure working with you and I look forward to a continued successful relationship.  Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ William McDonnell
             William McDonnell

Title:  Senior Vice President

Acknowledged and agreed to by:

Cincinnati Financial Corporation	CFC Investment Company

By: /s/ Steven J. Johnston	By: /s/ Steven J. Johnston

Steven J. Johnston, FCAS, MAAA, CFA	Steven J. Johnston, FCAS, MAAA, CFA

Title: Chief Financial Officer, Senior Vice President, Secretary and Treasurer	Title: Chief Financial Officer, Senior Vice President and Secretary